UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2013

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09338	75-1943604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On October 3, 2013, Michaels Stores, Inc. (the “Company”) announced that Weizhong “Wilson” Zhu has provided notice that he will resign from his position as the Company’s Executive Vice President - Global Sourcing, effective mid-November 2013.  In connection with Mr. Zhu’s departure, the Company will enter into an agreement with Mr. Zhu, whereby Mr. Zhu will receive (i) his earned bonus for fiscal year 2013 pursuant to the Company’s bonus plan for executive officers, under established bonus criteria associated with the bonus plan, on the same terms as that paid to other executive officers of the Company (if earned at all); and (ii) a cash amount, less any applicable withholdings, equal to: (x) the difference between the per share fair market value of Michaels common stock on July 2, 2014 and $21.78 per share, which represents the current fair market value of the common stock, (y) multiplied by 69,984, such payment subject to a $250,000 cap and payable in July 2014.  As consideration for the Company’s entry into such agreement, the agreement will contain a release of claims against the Company by Mr. Zhu, as well as other typical restrictive covenants relating to his departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

	By:	/s/ Michael J. Veitenheimer
Michael J. Veitenheimer
Senior Vice President, Secretary
and General Counsel

Date: October 9, 2013